                                   EXHIBIT 11

                     FIRST OF MICHIGAN CAPITAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS



                                                  FOR THE THREE MONTHS ENDED
                                                  ------------------------

                                          MARCH 27, 1997                 MARCH 29, 1996
                                          --------------                 --------------

                                     PRIMARY      FULLY DILUTED     PRIMARY      FULLY DILUTED
                                     -------      -------------     -------      -------------
Weighted average shares
  outstanding:
   Common shares                      2,564,788      2,564,788       2,660,459       2,660,459
   Dilutive shares available
     under stock option plans             3,117            (29)          1,556         (65,298)

Weighted average common shares
  and common stock equivalents
  outstanding                      ------------  -------------   -------------   -------------
                                      2,567,905      2,564,759       2,662,015       2,595,161
                                   ============  =============   =============   =============

Net earnings applicable to
  common shares                   $     542,008 $      542,008  $     (384,051) $     (384,051)
                                   ============  =============   =============   =============

Earnings per share                $         .21 $          .21  $        (.14)  $        (.15)
                                   ============  =============   =============   =============



                                                  FOR THE SIX MONTHS ENDED
                                                  ------------------------

                                          MARCH 27, 1997                 MARCH 29, 1996
                                          --------------                 --------------

                                     PRIMARY      FULLY DILUTED     PRIMARY      FULLY DILUTED
                                     -------      -------------     -------      -------------
Weighted average shares
outstanding:
   Common shares                      2,597,798      2,597,798       2,706,185       2,706,185
   Dilutive shares available
      under stock option plans            2,376           (752)          2,242         (64,977)

Weighted average common shares
and common stock equivalents
outstanding                        ------------  -------------   -------------   -------------
                                      2,600,174      2,597,046       2,708,427       2,641,208
                                   ============  =============   =============   =============

Net earnings applicable to
common shares                     $   1,586,033 $    1,586,033  $       32,280  $       32,280
                                   ============  =============   =============   =============

Earnings per share                $         .61 $          .61  $          .01  $          .01
                                   ============  =============   =============   =============